Exhibit 99.2

Filed by GCI Liberty, Inc.
Pursuant to Rule 425
Under the Securities Act of 1933

Subject Company: Liberty Interactive Corporation
Commission File No. 001-33982

Subject Company: GCI Liberty, Inc.
Commission File No. 001-38385

Excerpt from the Earnings Press Release, Dated February 28, 2018, of GCI Liberty, Inc.

Liberty Interactive Transaction Update:

As previously announced, GCI and Liberty Interactive Corporation signed an agreement to combine GCI with certain assets of the Liberty Ventures Group. We expect to close the transaction on March 9, 2018.

Forward-Looking Statements
The foregoing earnings release excerpt includes certain forward-looking statements, including statements about the proposed acquisition of GCI Liberty, Inc. (formerly known as General Communication, Inc.) (“GCI”) by Liberty Interactive Corporation (“Liberty Interactive”) and the proposed split-off of Liberty Interactive’s interest in the combined company (“GCI Liberty”) (the “proposed split-off” and together with the proposed acquisition of GCI, the “proposed transactions”), the timing of the proposed transactions and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of the earnings release, and each of Liberty Interactive and GCI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s or GCI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Interactive and GCI, including the most recent Form 10-K, for additional information about Liberty Interactive and GCI and about the risks and uncertainties related to the business of each of Liberty Interactive and GCI which may affect the statements made in the foregoing excerpt.
Additional Information

Nothing in the foregoing earnings release excerpt shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any tracking stocks of Liberty Interactive. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. Liberty Interactive stockholders, GCI stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transactions (a preliminary filing of which has been made with the SEC) and any other relevant documents filed with the Securities and Exchange Commission (“SEC”), as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875- 5420. GCI investors can access additional information at ir.gci.com.